Exhibit 10.3

September 30, 2010

VISTA GOLD CORP.
7961 Shaffer Parkway, Suite 5
Littleton, CO
80127

Attention: Michael B. Richings
                   Chief Executive Officer

Dear Sirs:

Re:           Provision of Finder Services for your Private Placement

This letter confirms the terms on which Global Resource Investments, Ltd. (“Global” or the “Finder”) agrees to provide services as a finder (the “Services”) in respect of a private placement (the “Private Placement”) by Vista Gold Corp. (the “Company”) of up to US$30,000,000 of special warrants (the “Special Warrants”), each exercisable to acquire one common share of the Company (a “Share”) and one Share purchase warrant (a “Warrant”). Global understands that:

(a)
the rules of the Toronto Stock Exchange (the “TSX”) and the NYSE Amex provide that the Private Placement must be subject to shareholder approval because the number of Shares to be issued and made issuable under the Private Placement will exceed 25% of the current number of issued and outstanding Shares;

(b)
the Private Placement will be closed by October 22, 2010 but until shareholder approval is obtained the subscription funds will be held, in escrow, by Computershare Trust Company of Canada (the “Escrow Agent”) and, should such approval

(i)
not be obtained by December 15, 2010 (or such other date as may be agreed to by the Finder and the Company), the escrowed subscription funds will be returned to the subscribers without interest or deduction and any interest earned on the subscription funds will be released to the Company, or

(ii)	be obtained by such date, the escrowed subscription funds, together with any interest earned thereon, will be delivered to the Company;

(c)	the issue price of the Special Warrants will be US$2.30 per Special Warrant and each Special Warrant will automatically be exercised, immediately upon receipt of shareholder approval of the

7770 El Camino Road•Carlsbad, CA92009 (760) 943-3939 • (800) 477-RULE • Fax: (760) 943-3938 • www.globalresourceinvestments.com

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

Private Placement and without payment of further consideration or taking of any further action by the holder, into one Share and one Warrant;

(d)	each Warrant will entitle the holder to purchase a further Share (a “Warrant Share”) at a purchase price (the “Exercise Price”) equal to

(i)	US$3.50 during the first year,

(ii)	US$4.00 during the second year,

(iii)	US$4.50 during the third year, and

(iv)           US$5.00 during the fourth and fifth years;

(e)
if, at any time after the four month restricted resale period in Canada and the registration referred to in (f) below, the closing trading price of the Shares on the NYSE Amex is at least 35% above the current Exercise Price of the Warrants on 15 or more consecutive trading days, the Company will have the option, exercisable within five trading days of such 15 trading day period, to give notice (which shall be deemed delivered on the fifth business day after mailing) that the Warrants must be exercised and, if the Warrants are not exercised within an additional 20 trading days of such request, they will be cancelled;

(f)	the Company will use its commercially reasonable efforts to effect, within four months of the date on which shareholder approval for the Private Placement is obtained, at its expense,

(i)
the filing with the Securities and Exchange Commission (the “SEC”)of the United States of America (the “United States”)and bringing effective of a registration statement (the “U.S. Registration Statement”) on Form S-1 or such other form as may be available under the Securities Act of 1933, as amended, (the “1933 Act”)and the rules and regulations promulgated thereunderregistering the Shares, Warrants and Warrant Shares for resale under the 1933 Act and shall maintain the effectiveness of such registration statement until the earlier of

(1)           the date that is six months after the Warrants have expired,

(2)	the date that is six months after the Warrants have been cancelled pursuant to (e) above, and

(3)
the date on which all the Warrants have been exercised, and all the Warrant Shares not initially issued upon exercise of the Warrants pursuant to the U.S. Registration Statement that were issued to the original purchasers of the Warrants upon exercise of such Warrants have been resold, either pursuant to the U.S. Registration Statement or otherwise pursuant to Rule 144 under the 1933 Act or are no longer held by such original purchaser, and

(ii)	the listing, provided the listing requirements of the TSX are met, of the Warrants for trading on the TSX;

(g)	the Private Placement is subject to approval of the TSX, NYSE Amex and all other securities regulatory authorities having jurisdiction; and

7770 El Camino Road•Carlsbad, CA92009 (760) 943-3939 • (800) 477-RULE • Fax: (760) 943-3938 • www.globalresourceinvestments.com	[Missing Graphic Reference]

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

(h)	the Private Placement is subject to the approval of the Board of Directors of the Company by October 15, 2010.

Description of Services

The Services shall include:

•
using commercially reasonable efforts to identify potential purchasers of up to 13,043,479 Special Warrants in the United States and elsewhere, outside of Canada, with whom the Finder has pre-existing business relationships, who the Finder reasonably believes are qualified to participate in the Private Placement and for whom the Finder believes the investment in the Securities is suitable under proposed FINRA Rule 2111;

•	arranging for such investors to receive, or directing them where to obtain, corporate and business related information of the Company from publicly available sources, including SEDAR and EDGAR;

•
introducing such investors to management of the Company and, if requested, assisting such qualified investors in completing the subscription agreement (“Subscription Agreement”) for the Private Placement provided by the Company; and

•
gathering and forwarding the completed Subscription Agreements to the Company’s legal counsel and the funds therefor to the Escrow Agent to hold, in escrow, pending shareholder approval of the Private Placement.

The Company acknowledges and confirms that:

(a)	the Services are provided as a finder and facilitator only and not as the Company’s agent; and

(b)
the Finder shall not bear any responsibility or assume any liability for any statements made by the Company in connection with the Private Placement, including the accuracy of any representations made by the Company to any investors in the Subscription Agreement provided by the Company.

Finder’s Fee and Expenses

In consideration for the Services, the Finder will be issued that number of:

(a)	Special Warrants equal to 5% of the number of Special Warrants purchased by investors introduced by the Finder; and

(b)
warrants (“Compensation Warrants”) equal to 5% of the number of Special Warrants purchased by investors introduced by the Finder, each Compensation Warrant entitling the Finder to purchase one Share (a “Compensation Warrant Share”) for two years from the date of the closing of the Private Placement at a price of US$ 2.30.

(collectively, the “Finder’s Fee”)

The Finder acknowledges that the payment of the Finder’s Fee is subject to the approval of the TSX and the NYSE Amex. The Company shall pay the reasonable fees and disbursements of the Finder’s legal

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

counsel (the “Expenses”) in connection with the Private Placement. The Finder’s Fee and Expenses will be paid and delivered on closing of the Private Placement.

Conduct of the Services

The Finder acknowledges that the Shares, Warrants, Warrant Shares, Compensation Warrants and Compensation Warrant Shares have not been registered under the 1933 Act or applicable state securities laws and may only be offered, sold and issued in transactions not subject to, or pursuant to exemptions from, such registration requirements and the registration and prospectus requirements in Canada. Accordingly, the activities of Global shall be limited to the location, identification and introduction to the Company of:

(a)
‘accredited investors’ (as defined in Rule 501(a) of Regulation D (“Regulation D”) under the 1933 Act  – “U.S. Accredited Investors”) located in the United States or who are ‘U.S. persons’ (as defined in Rule 902(k) of Regulation S (“Regulation S”) under the 1933 Act – “U.S. Persons”); and

(b)
investors located outside of the United States (and outside of Canada, since it is not registered under applicable Canadian securities legislation) who are not U.S. Persons and are able to purchase such securities in ‘offshore transactions’ (as such term is defined in Rule 902(h) of Regulation S) in accordance with applicable local securities law.

Finder’s Representations, Warranties and Covenants

The Finder represents and warrants to, and covenants with, the Company that it:

(a)	is a validly created limited partnership with an office at the address set out on the first page hereof;

(b)	is neither an insider, nor an associate of an insider of, the Company and deals at arm’s length to the Company;

(c)	is receiving the securities comprising the Finder’s Fee as principal for its own account and not for the benefit of any other person nor with a view to distribution;

(d)	is a U.S. Accredited Investor and an ‘accredited investor’ as defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(e)
is at the time hereof, and as of the time it will carry out the Services will be, duly registered and in good standing with respect thereto as a broker-dealer under applicable securities legislation in the United States and all states in which it is carrying out activities in connection with the Services and is a member in good standing with the Financial Industry Regulatory Authority, Inc. (known as ‘FINRA’);

(f)
will not make any representations concerning the Company not authorized by the Company in writing or untrue statement of a material fact nor omit to state a material fact required to be stated or necessary to make any statement not misleading;

(g)	shall not

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

(i)
offer to sell, or solicit an offer to buy, Special Warrants, Shares, Warrants or Warrant Shares (collectively, the “Securities”) to, or for the benefit or account of, any U.S. Person or person in the United States, except as provided in this Agreement, or otherwise engage in or issue any General Solicitation or General Advertising (as such terms are used in Rule 502(c) of Regulation D under the 1933 Act) and including any advertisement, article, notice, or other communication mentioning the securities, regarding the Company, its securities or the Private Placement nor in any manner involving a public offering within the meaning of Rule 506 of Regulation D,

(iii)	publish in any newspaper, magazine or similar medium or broadcast over television, radio or the Internet any information regarding the Company, its securities or the Private Placement, or

(iii)	host or participate in any seminar or meeting whose attendees have been invited by General Solicitation or General Advertising regarding the Company, its securities or the Private Placement;

(h)
has not made or engaged nor shall it make or engage, except as provided in this Agreement, in any Directed Selling Efforts in the United States regarding the Company, its securities or the Private Placement. “Directed Selling Efforts” means directed selling efforts as that term is defined in Rule 902(c) of Regulation S under the 1933 Act and which, in general terms involves, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose, or that could reasonably be expected to have the effect, of conditioning the market in the United States for any of the Securitiesand includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the Private Placement;

(i)	shall make introductions only to potential investors

(i)
in the United States or who are U.S. Persons that Global has a reasonable basis to believe, and does reasonably believe, are U.S. Accredited Investors and with whom the Finder has pre-existing business relationships and who the Finder reasonably believes are qualified to participate in the Private Placement and

(ii)
outside the United States and Canada to persons who are not U.S. Persons, who will purchase securities in ‘offshore transactions’ in compliance with Rule 903 of Regulation S under the 1933 Act and in accordance with applicable law of the jurisdiction;

(j)	shall conduct its activities in such a manner that

(i)
the exemptions from registration for the offer and sale of the securities in the Private Placement to purchasers in the United States and to or for the account or benefit of U.S. Persons under Rule 506 of Regulation D and any applicable state securities laws or any order, rule or regulation promulgated thereunder are available,

(ii)	the exclusion from registration for the offer and sale of the securities in the Private Placement outside the United States to purchasers other than U.S. Persons are available under Regulation S, and

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

(iii)           comply with all applicable United States federal and state broker-dealer requirements;

(j)
has and shall maintain all business and professional licenses, registrations and permits necessary or appropriate, and agrees to obtain and maintain any such license, registration or permit that may hereafter become necessary or appropriate, under all applicable laws and regulations, and shall otherwise comply with all applicable laws and regulations to complete the services under this Agreement; and

(k)	will only provide the Services, and receive the Finder’s Fee, in compliance with the laws of the jurisdictions in which the Private Placement is offered and sold.

All representations and warranties contained herein are accurate as of the date hereof and will be accurate as of the date of the closing of the Private Placement.

Company’s Representations, Warranties and Covenants

The Company represents and warrants to, and covenants with, the Finder that:

(a)
the Company’s record of filings available to the public, including on SEDAR, EDGAR and its website, are accurate in all material respects and do not omit to state any material fact required to be stated or necessary to prevent a statement in the public record from being false or misleading in the circumstances in which it was made;

(b)
except with respect to offers and sales to U.S. Accredited Investors within the United States made in reliance upon any exemption from registration under Rule 506 of Regulation D under the 1933 Act, neither the Company nor any person acting on its behalf (other than the Finder, for which no representation or warranty is made), has made or will make any:

(i)	offer to sell, or any solicitation of an offer to buy, any Special Warrants to a U.S. Person or a person in the United States; or

(ii)	sale of Special Warrants unless, at the time the buy order was or will have been originated:

(1)	the purchaser is outside the United States and not a U.S. Person, or

(2)	the Company and any person acting on its behalf reasonably believe that the purchaser is outside the United States and not a U.S. Person;

(c)
during the period in which the Special Warrants are offered for sale, neither the Company nor any person acting on its behalf (other than the Finder, for which no representation or warranty is made) has:

(i)	made or will make any Directed Selling Efforts, or

(ii)
engaged in, or will engage in, any form of General Solicitation or General Advertising with respect to the Private Placement, the Company or its securities in the United States or to U.S. Persons, including advertisements, articles, notices or other communications

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by General Solicitation or General Advertising;

(d)	all representations and warranties made by the Company in the Subscription Agreement are incorporated by reference herein and made to and for the benefit of the Finder; and

(e)
from the date hereof until the expiry of the Warrants and for a period of 12 months thereafter, the Company will use commercially reasonable efforts to maintain its status as a reporting issuer under applicable securities legislation in Canada and as a reporting issuer subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), to file all required reports under Section 13 or 15(d) of 1934 Act, submit electronically and post on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T of the 1933 Act.

All representations and warranties contained herein are accurate as of the date hereof and will be accurate as of the date of the closing of the Private Placement.

Conditions of Closing

It shall be a condition precedent to the closing of the Private Placement as it relates to investors introduced by the Finder that the Company shall:

(a)
prepare forms of the Subscription Agreement and Warrant, Special Warrant and Compensation Warrant certificates in consultation with, and subject to the approval of, acting reasonably, the Finder and its legal counsel; and

(b)
deliver to the Finder and its legal counsel an opinion regarding various Canadian legal matters related to the Private Placement and a certificate of an officer of the Company regarding various factual matters, in each case in a form reasonably acceptable to the Finder and their legal counsel.

At the closing, the Finder will provide a certificate, substantially in the form attached hereto, relating to the conduct of the Private Placement by it in the United States and to, or for the account or benefit of, U.S. Persons.

Removal of U.S. Legends and Registration Rights

The Finder acknowledges that the Shares, Warrants, Warrant Shares, Compensation Warrants and Compensation Warrant Shares shall be subject to restricted resale periods in Canada and the United States and will bear all legends required under the 1933 Act and National Instrument 45-102 Resale of Securities of the Canadian Securities Administrators and by the TSX.

The Company will use its commercially reasonable efforts to cause the Registration Statement to be filed with the SEC to register the resale of the Shares, the Warrants, the Warrant Shares, the Compensation Warrants and the Compensation Warrant Shares by the subscribers of the Private Placement or the Finder, as the case may be, under the 1933 Act and cause such U.S. Registration Statement to be declared effective by the SEC within four months of the date on which shareholder approval for the Private Placement is obtained.

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

If, after issuance, any of the Shares, Warrants or Warrant Shares are being sold pursuant to Rule 144 of the 1933 Act by the original purchasers thereof, the U.S. restrictive legend on such securities may be removed by delivery to the Company’s transfer agent of an opinion of legal counsel of recognized standing in form and substance satisfactory to the Company and the Company’s transfer agent, to the effect that the legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws. To facilitate such removal, Vista shall request such opinions from its own legal counsel, at Vista’s expense, if the seller and its securities broker provide, at the seller’s expense, such declarations and certificates as may reasonably be required by Vista’s legal counsel and such legal counsel is reasonably satisfied that the legend may be removed under the 1933 Act and the rules and regulations thereunder and any applicable state securities laws, all as in effect at such time.

Indemnification

The Company shall indemnify the Finder against any liabilities arising hereunder as set out on the attached Indemnity.

[Balance of page intentionally blank]

Exhibit 10.3
VISTA GOLD CORP.

September 30, 2010

Acceptance

If the foregoing correctly reflects our agreement please sign below where indicated.

Yours truly,
GLOBAL RESOURCE INVESTMENTS, LTD.

Per:           /s/ Jeffrey Howard, CEO /s/

Jeffrey Howard, Chief Executive Officer
Name                      Position

ACKNOWLEDGED and AGREED
as of the 30th day of September, 2010

VISTA GOLD CORP.

Per:           /s/ Michael B. Richings /s/

Michael B. Richings, Executive Chairman and Chief Executive Officer
Name                                Position

Exhibit 10.3

INDEMNITY

The Company hereby agrees to indemnify and hold the Finder and each of the directors, officers, employees and shareholders of the Finder (together called the “Finder’s Group”) harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including amounts paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and defending any claim that may be made against the Finder’s Group or to which the Finder’s Group may become subject or otherwise involved in any capacity insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based upon, directly or indirectly, any breach of a representation, warranty or covenant of the Company in this Agreement or the Subscription Agreement. This indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)	any member of the Finder’s Group has, in the course of such performance, been negligent or dishonest, engaged in willful misconduct, acted in bad faith or committed any fraudulent act; and

(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by such negligence, dishonesty, willful misconduct, bad faith or fraud.

If any claim contemplated hereby is asserted against, or any potential claim contemplated hereby comes to the knowledge of, any member (the “Indemnified Party”) of the Finder’s Group, the Indemnified Party shall notify the Company as soon as possible of the nature of such claim (but any failure to so notify shall not affect the Company’s liability under this indemnity) and the Company shall be entitled (but not required) to assume the defense on behalf of the Indemnified Party of any suit brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party and no admission of liability shall be made by the Company or the Indemnified Party without, in each case, the prior written consent of the Company and the Indemnified Party, such consent not to be unreasonably withheld. Any Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of that Indemnified Party unless:

(a)
the Company fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of receiving notice of such suit and, in the absence of evidence to the contrary, the expiration of such period shall be deemed to occur on the second clear business day immediately preceding the date by which the Indemnified Party is required by law to take action (such as the filing of an appearance, notice or other document) in connection with defending such suit;

(b)	the employment of such counsel has been authorized by the Company; or

(c)
the named parties to any such suit include both the Indemnified Party and the Company and the Indemnified Party has been advised by counsel that there may be one or more defenses available to the Indemnified Party different from or in addition to those available to the Company, whereupon, in each of which such cases, the Company shall not have the right to assume the defense of such suit on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party.

If for any reason (other than the occurrence of the preceding events) the foregoing indemnification is unavailable to the Finder’s Group or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by the Finder’s Group as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Finder on the other hand but also the relative fault of the Company and the Finder’s Group, as well as any relevant equitable considerations provided that, in any event, the Company shall contribute to the amount paid or payable by the Finder’s Group as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Finder hereunder.

The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, extend upon the same terms and conditions to the Finder’s Group and be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of any of the Finder’s Group.

The foregoing provisions shall survive the completion of Services.

Exhibit 10.3

FINDER’S CERTIFICATE

In connection with the private placement (“Private Placement”) in the United States and to, or for the account or benefit of, U.S. Persons of the special warrants (the “Special Warrants”) exercisable to acquire common shares and warrants of Vista Gold Corp.(the “Company”) pursuant to the Finder's Agreement dated September 30, 2010 (the “Finder Agreement”) between Global Resource Investments, Ltd. (“Global”) and the Company, Global does hereby certify as follows:

(i)           Global is, and was throughout the Private Placement, duly registered as a broker-dealer with the United States Securities and Exchange Commission (known as the ‘SEC’) and with each state securities regulatory authority in whose jurisdiction it has introduced subscribers to the Company to purchase the Special Warrants and is and was throughout the Private Placement a member in good standing with the Financial Industry Regulatory Authority, Inc. (known as ‘FINRA’);

(ii)           All offers of Special Warrants in the United States by Global have been effected in accordance with all applicable United States federal and state laws and regulations governing the registration and conduct of securities brokers and dealers;

(iii)           In respect of the Special Warrants offered by Global within the United States and to, or for the benefit or account of, U.S. Persons (collectively, “U.S. Offerees”), Global had reasonable grounds to believe and did believe, immediately prior to the Private Placement, that each U.S. Offeree was a U.S. Accredited Investor and, on the date hereof, Global continues to believe that each U.S. Offeree purchasing Special Warrants is a U.S. Accredited Investor;

(iv)           No form of Directed Selling Efforts was used by Global and no form of General Solicitation or General Advertising was used by Global in connection with the offer of the Special Warrants in the United States or to or for the account or benefit of U.S. Persons; and

(v)           Global’s activities in connection with the Private Placement have been conducted in accordance with the Finder Agreement and, in the United States, and to, or for the account or benefit of U.S. Persons in accordance with the requirements of Rule 506 of Regulation D under the 1933 Act and, outside of the United States to non-U.S. Persons, in accordance with the requirements of Regulation S under the 1933 Act.
Terms used in this certificate have the meanings given to them in the Finder Agreement.

DATED this 22nd day of October, 2010

GLOBAL RESOURCE INVESTMENTS, LTD.

By:  /s/ Jeffrey Howard, CEO /s/

Jeffrey Howard,  Chief Executive Officer
Name                      Position